Exhibit 32.2

Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*

In connection with the Quarterly Report of Biofrontera Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Eugene Frederick Leffler, III, Chief Financial Officer of the Company, do hereby certify, to my knowledge:

1. The Quarterly Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Quarterly Report.

Date: August 13, 2026	By:	/s/ E. Fred Leffler, III
E. Fred Leffler, III
Chief Financial Officer
(Principal Financial Officer)

*	This certification accompanies the Quarterly Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Biofrontera Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report), irrespective of any general incorporation language contained in such filing.